AGREEMENT AND RELEASE

         THIS AGREEMENT AND RELEASE (the "Agreement") is entered into as of the 1st day of October, 1996 (the "date hereof"), by and between SUNBEAM CORPORATION, a Delaware corporation (the "Company"), and Spencer J. Volk ("Employee").

                                    RECITALS:

         A. The Company and Employee are parties to a certain Employment Agreement dated as of January 1, 1994 (the "Employment Agreement");

         B. The Company and Employee agree that the Employment Agreement will be terminated, effective as of October 31, 1996, pursuant to Section 5(b) thereof;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. TERMINATION OF EMPLOYMENT PURSUANT TO THE EMPLOYMENT AGREEMENT. Employee acknowledges that his employment is being terminated, effective as of October 31, 1996. Employee hereby resigns, effective as of October 31, 1996, all elected or appointed offices or directorships held by him with the Company and/or any of its subsidiaries or any member of the "Sunbeam Group," as defined below.

         SECTION 2. PAYMENTS TO EMPLOYEE.   A. SALARY CONTINUATION AND OTHER
                                               PAYMENTS -

         (1) SALARY CONTINUATION - During the period from the date hereof through and including October 31, 1996, Employee shall continue to receive compensation in the form of his base salary, payable in the same manner as heretofore paid to Employee and subject to all amounts required by law to be withheld;

         (2) CONTRACTUAL SEVERANCE PAYMENT - In consideration of the execution and delivery of this Agreement by Employee, the execution and delivery of the Reaffirmation of this Agreement as set forth below, and of the releases and covenant not to sue provided for hereunder, seven (7) days after execution and delivery by Employee of the Reaffirmation Agreement set forth below (provided that he has not revoked such Agreement pursuant to the provisions of Section 5 hereof during such seven day period), Employee shall be entitled to receive an amount equal to one year's base salary at Employee's current rate of pay, payable in a lump sum (the "Severance Payment"), less all amounts required by law to be withheld. He also shall receive payment for any accrued but unpaid or unused vacation;

         (3) ADDITIONAL COMPENSATION - In addition to the foregoing payments, and in recognition of his cooperation in the transition of management of the Company, at the same time as the payment provided pursuant to
         Section 2(A)(2) above is made, the Company also shall pay to Employee, as additional compensation, the sum of $50,000, less all amounts required by law to be withheld.

         B. EBRP ACCOUNT - Employee shall receive the balance of his vested Executive Benefit Replacement Plan (otherwise known as the "SERP") account with the Company, less applicable withholdings.

         C. ACKNOWLEDGMENTS - Employee acknowledges that he is not vested in any bonus or other incentive plan and that nothing is due and owing to him under any such arrangement. Employee hereby acknowledges that upon the making of the payments provided for herein, Employee will have received payment in full of all amounts due and owing to him under the Employment Agreement, except for reimbursement of expenses in the ordinary course (which the Company will process promptly upon receipt from Employee).

         SECTION 3. STOCK OPTIONS. Employee is vested in certain stock options as of October 31, 1996, as set forth on EXHIBIT A attached hereto and incorporated by reference herein. Such options are governed by the terms of the Company's Equity Team Plan, as in effect on the date hereof, and may be exercised in accordance with such Plan.

         SECTION 4. BENEFIT PLANS. Employee shall continue to participate in the Company's benefit plans in which he currently participates (including insurance coverages) through and including October 31, 1996. Beginning November 1, 1996, Employee shall have the right to continue medical and dental insurance coverages under the provisions of COBRA for the period of time prescribed by law; provided, however, that as long as Employee is not in default of any provision of this Agreement, and as long as Employee elects to continue coverage under COBRA and also continues to pay Employee's portion of the cost of medical and dental insurance coverages, the Company shall continue to pay the Company's portion of the cost of such coverages through and including October 31, 1997. Beginning November 1, 1997, Employee shall be entitled to continue coverage under COBRA at his own expense for the balance of the period prescribed by law.

         SECTION 5. RELEASE AND COVENANT NOT TO SUE. In consideration of the Severance Payment payable to (and the benefits provided to) Employee as set forth above, Employee hereby RELEASES and FOREVER DISCHARGES the Company and any parent, subsidiary, affiliated or related company or trust, including, but not limited to, its or their respective predecessors, past and present officers, directors, shareholders, agents, employees, legal representatives, successors, trustees, fiduciaries and assigns (individually and collectively the "Sunbeam Group"), of and from (and does hereby WAIVE), any and all rights, contracts, claims (including claims sounding in tort), damages, actions, causes of action, attorney fees, future employment or reinstatement and suits, whether or not presently known, suspected or claimed, which Employee ever had, now has or claims, or might hereafter have or claim against the Sunbeam Group (and any of them), relating to, directly or indirectly, any matter or thing occurring, in whole or in part, at any time, including, without limitation, any and all rights, claims, grievances, arbitrations, or causes of action which Employee has asserted, could assert, or which could be asserted on his behalf relating to his hiring, employment with the Company prior to the date of execution and delivery of this Agreement, his separation from such employment or post-employment benefits, and under any federal, state or local law, ordinance, regulation or rule, all of the foregoing as heretofore or hereafter amended, or under any court decree, heretofore or hereafter promulgated. Employee also WAIVES ANY AND ALL RIGHTS under the laws of any jurisdictions in the United States that would limit the foregoing release and waiver. Employee recognizes that, among other things, he is releasing the Sunbeam Group, of and from any and all claims he might have against it, or any of them, for pain and suffering, emotional distress, compensatory and punitive damages and for employment discrimination based on age (including claims under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA") or comparable state laws), sex, national origin, race or color, mental or physical handicap or disability, or religious belief under both federal and any similar state or local laws. Employee hereby expressly waives and releases any right to reinstatement by the Sunbeam Group and any right to the recovery of attorney's fees in any proceeding between Employee and any member

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

of the Sunbeam Group relating to the subject matter hereof. Employee also COVENANTS NOT TO SUE the Sunbeam Group, or any of them, for any of the matters covered by this Section 5.

         There is expressly excluded from the scope of the above release Employee's right to receive the benefits of this Agreement. There also is excepted from the scope of this Release and Covenant not to Sue, any and all claims which Employee may have for indemnification from the Company by reason of his service as a director or officer of the Company or any of its subsidiaries, pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and Bylaws of the Company; provided that Employee shall cooperate fully with the Company in the defense of any and all such claims for which indemnification is provided to Employee by the Company.

         EMPLOYEE ACKNOWLEDGES THAT THE COMPANY HAS GIVEN HIM ADEQUATE TIME (UP TO 45 DAYS FROM THE DATE HEREOF AND FROM THE DATE OF HIS EXECUTION OF THE REAFFIRMATION AGREEMENT SET FORTH BELOW, IF EMPLOYEE DESIRES) WITHIN WHICH TO CONSIDER THIS AGREEMENT AND HAS ADVISED HIM IN WRITING TO CONSULT WITH COUNSEL BEFORE SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS AND THAT HE HAS ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY.

         THE PARTIES FURTHER ACKNOWLEDGE THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT AND FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THE REAFFIRMATION AGREEMENT SET FORTH BELOW, EMPLOYEE MAY REVOKE THIS AGREEMENT. SUCH REVOCATION SHALL BE MADE IN WRITING AND DELIVERED TO THE GENERAL COUNSEL OF THE COMPANY BY THE CLOSE OF BUSINESS ON THE SEVENTH DAY FOLLOWING THE EXECUTION HEREOF BY EMPLOYEE. IF NOT REVOKED WITHIN SUCH SEVEN DAY PERIOD, THIS AGREEMENT SHALL THEREAFTER BE IRREVOCABLE.

         SECTION 6. COOPERATION; COVENANTS OF CONFIDENTIALITY AND
                    NON-COMPETITION.

         A. Employee hereby agrees to cooperate with the Company in transitioning management of the Company's International Group and also to assist in writing a marketing plan for the International Group through and including October 31, 1996. He further agrees to cooperate with the Company in providing information regarding any matters on which he may be working at the time of his separation from employment by the Company, including providing such cooperation following the termination of such employment (provided, however, that he shall not be obligated to incur any unreimbursed expense in so doing nor shall it interfere with his seeking other employment or performing the duties of such other employment).

         B. The parties hereby incorporate by reference the Confidentiality and Noncompetition provisions of the Company's Equity Team Plan, as in effect on the date hereof and the provisions of Section 7 of the Employment Agreement, and Employee expressly acknowledges his obligations of Confidentiality and Noncompetition thereunder.

         SECTION 7.  MISCELLANEOUS.

         a. Except as otherwise provided in this Agreement, all notices required or permitted hereunder or process relating hereto shall be in writing and signed by the party giving

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

                  notice, and shall be deemed to have been given when hand-delivered by personal delivery, by Federal Express or similar courier service, when sent and confirmed by facsimile, or three (3) days after being deposited in the United States mail, registered or certified, with postage prepaid, return receipt requested, addressed as follows:

                  If to the Company:         SUNBEAM CORPORATION
                                             2100 New River Center
                                             200 East Las Olas Boulevard
                                             Fort Lauderdale, FL 33301
                                             Attention:  General Counsel
                                             Facsimile:  (954) 767-2105

                  If to the Employee:        Spencer J. Volk
                                             1335 North Astor Street, Unit C
                                             Chicago, IL 60610

                  or to such other address as either party may designate for himself or itself by notice given to the other party from time to time in accordance with the provisions hereof.

         b. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns.

         c. No delay on the part of either party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by a party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The waiver of any breach or condition of this Agreement by either party shall not constitute a precedent in the future enforcement of any of the terms and conditions of this Agreement.

         d. Any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

         e. Whenever possible, each provision of this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

         f. All discussions, correspondence, understandings and agreements heretofore made between the parties are superseded by and merged into this Agreement, which alone fully and completely expresses the agreement between the parties with respect to the subject matter hereof (except for provisions of the Employment Agreement and of the Equity Team Plan which are specifically referred to or incorporated by reference herein), and the same is entered into with neither party relying upon any statement or representation made by or on behalf of any party not embodied in this Agreement. Any modification of this Agreement may be made only by a written agreement signed by both of the parties to this

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

                  Agreement.

         g. This Agreement shall be governed in all respects by the internal laws of the State of Florida (which is the law governing the Employment Agreement), without regard to principles of conflicts of laws.

         h. No third party shall be deemed to be or shall be, or become, a beneficiary of any provision of this Agreement. By entering into this Agreement, the Company has not agreed to grant similar benefits to any other employee, whether or not similarly situated, and no precedent, practice, policy or usage shall be established by the entry of the Company into this Agreement.

         j. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and each of which, when taken together, shall constitute one and the same instrument.

         SECTION 8. RETURN OF COMPANY PROPERTY. Employee shall return to the Company any property belonging to the Company as soon as practicable following the date hereof, and in any event no later than October 31, 1996, to include any credit cards, telephone credit cards, cellular phones, computers, records of whatever type or kind, or any other property of the Company whatsoever.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below and as of the date and year first above written.

EMPLOYEE                                       SUNBEAM CORPORATION

/s/SPENCER J. VOLK                             /s/ DAVID C. FANNIN
--------------------------------               ------------------------------
Spencer J. Volk
                                               By: David C. Fannin
                                               Its: EVP & General Counsel
Date: October 1, 1996                          Date: October 21, 1996

                             REAFFIRMATION AGREEMENT

         Employee, Spencer J. Volk, as of the final date of his employment by the Company (October 31, 1996) hereby reaffirms, restates and ratifies each and every provision of the foregoing Agreement, with the same effect as if first entered into on the date hereof. Such reaffirmation, restatement and ratification includes without limitation the Release and Covenant Not to Sue set forth in Section 5 hereof, including the provisions thereof which afford the following rights to Employee:

         1. EMPLOYEE ACKNOWLEDGES THAT THE COMPANY HAS GIVEN HIM ADEQUATE TIME (UP TO 45 DAYS FROM THE DATE OF THIS REAFFIRMATION AGREEMENT, IF EMPLOYEE DESIRES), WITHIN WHICH TO CONSIDER THIS

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

AGREEMENT AND HAS ADVISED HIM IN WRITING TO CONSULT WITH COUNSEL BEFORE SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS AND THAT HE HAS ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY.

         2. THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS REAFFIRMATION AGREEMENT, EMPLOYEE MAY REVOKE THIS AGREEMENT. SUCH REVOCATION SHALL BE MADE IN WRITING AND DELIVERED TO THE GENERAL COUNSEL OF THE COMPANY BY THE CLOSE OF BUSINESS ON THE SEVENTH DAY FOLLOWING THE EXECUTION HEREOF BY EMPLOYEE. IF NOT REVOKED WITHIN SUCH SEVEN (7) DAY PERIOD, THIS AGREEMENT SHALL THEREAFTER BE IRREVOCABLE.

Employee                               Sunbeam Corporation

----------------------------           ------------------------------
Spencer J. Volk                        By____________________________
                                       Its___________________________

Date_______________________            Date__________________________

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

                                    EXHIBIT A

NAME                    ORIGINAL OPTION GRANTS              SHARES REMAINING
                    DATE       PRICE       SHARES          TOTAL       VESTED
                    ----       -----       ------          -----       ------
Spencer Volk        1/3/94     $21.42      220,000        220,000      127,900
                    11/1/95    $14.39       70,000         70,000       14,000

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